UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 18, 2002


                    Federal Agricultural Mortgage Corporation
                   -------------------------------------------
            (Exact name of registrant as specified in its charter)


     Federally chartered
     instrumentality of
      the United States                0-17440              52-1578738
 ---------------------------         -----------           ------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



    1133 21st Street, N.W., Suite 600, Washington, D.C.           20036
    ---------------------------------------------------          -------
       (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (202) 872-7700


                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99    Press release dated April 18, 2002.

Item 9.  Regulation FD Disclosure.

     On April 18, 2002, the Registrant issued a press release announcing the Registrant's financial results for first quarter 2002. The press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Nancy E. Corsiglia
                                       ---------------------------------
                                        Name:   Nancy E. Corsiglia
                                        Title:  Vice President - Finance




Dated:      April 19, 2002

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated April 18, 2002       5

                                      NEWS


FOR IMMEDIATE RELEASE                                             CONTACT
April 18, 2002                                                    Jerome Oslick
                                                                  202-872-7700


                         Farmer Mac Sets Earnings Record

                      Announces $490 Million Loan Purchase


     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) today announced diluted operating earnings per share of $0.44 for first quarter 2002, a new record and a 63 percent increase over first quarter 2001 diluted operating earnings per share of $0.27. Operating income was $5.3 million for the quarter compared to $3.2 million for the same period in 2001. Operating income, revenues and earnings per share are measures that exclude the effects of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133") and the net after-tax extraordinary gain of $1.6 million recognized on the repurchase of a portion of the Company's debt in first quarter 2002. Net income for first quarter 2002, including the effects of FAS 133 and the extraordinary gain, was $7.2 million or $0.59 per share.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, "As pleased as we are to report another quarter of record earnings, we take even greater pleasure in announcing an important transaction that was completed subsequent to the first quarter. This week, Farmer Mac was the successful bidder for a $490 million portfolio of agricultural loans offered by an insurance company. The portfolio has a weighted-average remaining maturity of over nine years and contains a mix of adjustable-rate and fixed-rate loans, most of which include prepayment protection. Not only did that transaction significantly expand our base of guarantees outstanding, but also it demonstrated to the market that Farmer Mac can provide the best execution for the sale of agricultural mortgage loans."

     "During the first quarter, Farmer Mac continued to expand its portfolio of outstanding guarantees through cash window loan purchases and long-term standby purchase commitments. This program growth, a favorable net interest yield and controlled expenses lifted earnings to yet another new record. Based on the combination of Farmer Mac's strong financial position and recent results, we believe Farmer Mac is on track to meet or exceed current market analyst projections for its financial performance in 2002."

Net Interest Income

     Net interest income was $7.5 million for first quarter 2002, compared to $7.2 million for fourth quarter 2001 and $5.5 million for first quarter 2001. The net interest yield, exclusive of guarantee fees for all loans purchased prior to April 1, 2001 (the effective date of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities), was 89 basis points for first quarter 2002, compared to 88 basis points for fourth quarter 2001 and 67 basis points for first quarter 2001. The net interest yields for first quarter 2002 and fourth quarter 2001 included the benefits of yield maintenance payments of 7 basis points and 4 basis points, respectively. The effects of the adoption of SFAS 140 on net interest income, guarantee fees and net interest yield for the first quarter 2002 were immaterial. Beginning with results reported for the second quarter 2002, Farmer Mac will report the effects of SFAS 140 on these measures.

Guarantee Fees

     Guarantee fees were $4.6 million for first quarter 2002, compared to $4.5 million for fourth quarter 2001 and $3.4 million for first quarter 2001. The relative increase in guarantee fees reflects an increase in the average balance of outstanding guarantees.

Operating Expenses

     During first quarter 2002, operating expenses totaled $2.5 million, compared to $2.4 million for fourth quarter 2001 and $2.6 million for first quarter 2001. Operating expenses as a percentage of operating revenues were 21 percent for first quarter 2002, compared to 21 percent for fourth quarter 2001 and 29 percent for first quarter 2001.

Extraordinary Item

     During  first   quarter  2002  Farmer  Mac   recognized  a  net   after-tax
extraordinary gain of $1.6 million resulting from the repurchase of $43.8 million of outstanding Farmer Mac debt.

Credit

     As of March 31, 2002, Farmer Mac I loans purchased or guaranteed after the enactment in 1996 of changes to Farmer Mac's statutory charter ("post-1996 Act loans") that were 90 days or more past due, in foreclosure or in bankruptcy represented 2.32 percent of the principal balance of all post-1996 Act loans, compared to 1.70 percent as of December 31, 2001 and 2.62 percent as of March 31, 2001. (Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans; pre-1996 Act loans are supported by mandatory 10 percent subordinated interests that mitigate Farmer Mac's credit exposure.) Farmer Mac anticipates fluctuations in the delinquency rate from quarter to quarter, with higher levels likely to be reported at the end of the first and third quarters of each year due to the semiannual payment characteristics of most Farmer Mac loans. The year-over-year decrease is reflective of a growing portfolio of better quality loans.

     USDA is forecasting net cash income on farms for 2002 to be $50.9 billion, which includes an assumption for government payments of $10.7 billion. However, the USDA's current government payments assumption is based on existing legislation and does not take into account increases expected to be enacted in the pending farm bill or any emergency assistance that may be contained in any special legislation. In 2001, emergency assistance comprised $9.1 billion of the $21 billion in government payments made to the agricultural sector and net cash income on farms for 2001 was $59.5 billion. USDA currently expects farm real estate values to rise during 2002 by about one percent. Regionally, farm real estate values may vary with differing rates of increase, or even decrease, depending on commodities grown and regional economic factors.

     Based on Farmer Mac's loan collection experience, the value of the collateral securing the loans and continuing provisions for the reserve for losses, Farmer Mac believes that ongoing charge-offs will be covered adequately by the reserve for losses. Farmer Mac expects quarterly charge-offs for loan losses to continue at their current level of approximately $850,000 for the next several quarters. In certain collateral liquidation scenarios, Farmer Mac may recover amounts previously written off, if liquidation proceeds exceed previous estimates. As of March 31, 2002, the weighted-average original loan-to-value ratio for all post-1996 Act loans was 49 percent. Farmer Mac's provision for principal and interest losses was $2.0 million for first quarter 2002, compared to $2.0 million for fourth quarter 2001 and $1.4 million for first quarter 2001. As of March 31, 2002, Farmer Mac's reserve for losses totaled $17.0 million, or 45 basis points of the outstanding post-1996 Act loans and AMBS, compared to $15.9 million (45 basis points) as of December 31, 2001 and $12.4 million (49 basis points) as of March 31, 2001.

Provision for Income Taxes

     The provision for income taxes totaled $2.5 million for first quarter 2002, compared to $2.3 million for fourth quarter 2001 and $1.6 million for first quarter 2001. Farmer Mac's effective tax rate for first quarter 2002 was 31.0 percent compared to 33.1 percent for 2001. The reduction in the rate from the prior year reflects the effects of certain tax-advantaged investment securities.

Capital

     Farmer Mac's regulatory core capital totaled $134.0 million as of March 31, 2002, compared to $126.0 million as of December 31, 2001 and $104.8 million as of March 31, 2001. The regulatory core capital balance as of March 31, 2002 exceeded Farmer Mac's regulatory minimum capital requirement by approximately $21.8 million.

     On April 12, 2001, the Farm Credit Administration ("FCA") issued its final risk-based capital regulation for Farmer Mac. The regulation requires Farmer Mac to meet the risk-based capital standards by May 23, 2002. We have maintained a dialogue with FCA regarding the application of the regulation and the complex underlying economic model - particularly certain provisions that suggest to us that the FCA went outside the authorizing statute. If no change is made to the regulation, it could lead to an increase in the capital requirement for certain newly guaranteed program assets and so cause Farmer Mac to alter its strategic plan for future growth. We believe at this time that the regulation, as issued, would not alter that strategic plan materially and we are confident that Farmer Mac will be in compliance when required to meet the standard. As of the end of first quarter 2002, the required risk-based capital for Farmer Mac was $32.3 million, significantly below our minimum capital requirement of $112.2 million.

     Based on the current and pro forma statutory minimum and risk-based capital requirements, the Corporation's current capital position and its ability to manage on-balance sheet assets and off-balance sheet guarantees for optimum capital deployment, management is of the opinion that Farmer Mac can sustain its current growth rate in new guarantees for at least the next three years without experiencing regulatory capital constraints. Any such re-deployment of capital would, of course, be evaluated to optimize Farmer Mac's return on equity and ongoing capital flexibility.

     Average return on equity, excluding the effects of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, FAS 133 and the extraordinary item was 16.4 percent for first quarter 2002, compared to 17.1 percent for fourth quarter 2001 and 12.3 percent for first quarter 2001.

Financial Statement Effects of FAS 133

     During first quarter 2002, the net after-tax income resulting from FAS 133 was $145,000, and the net after-tax increase in accumulated other comprehensive income was $3.2 million. For fourth quarter 2001, the net after-tax income and the increase in accumulated other comprehensive income resulting from FAS 133 were $204,000 and $7.6 million, respectively. For first quarter 2001, the net after-tax charge against earnings and the reduction to accumulated other comprehensive income resulting from FAS 133 were $380,000 and $3.6 million, respectively. Accumulated other comprehensive income is not a component of Farmer Mac's regulatory core capital. Management believes that reporting financial results by reference to operating income, revenues and earnings per share (excluding the effects of FAS 133) provides a more accurate comparison of Farmer Mac's financial performance to previous presentations.

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include uncertainties regarding: (1) the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; (3) the level of government payments for agriculture that are expected to be provided for in the pending farm bill and the effect of the level of such payments on the agricultural economy; (4) the possible effect of the risk-based capital requirement which may, under certain circumstances, be in excess of the statutory minimum capital level; and (5) the possible establishment of additional statutory or regulatory restrictions on Farmer Mac, such as restrictions on Farmer Mac's investment authority. These and other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 27, 2002. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for USDA guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock
Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac (as well as the Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com. The conference call to discuss Farmer Mac's first quarter 2002 earnings and this press release will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time, Friday, April 19, 2002, and an audio recording of that call will be available on Farmer Mac's website after the call is concluded.

                                          * * * *


                             Federal Agricultural Mortgage Corporation
                                   Consolidated Balance Sheets
                                         (in thousands)

                                                             March 31,   December 31,   March 31,
                                                               2002         2001          2001
                                                         -------------------------- -------------
                                                           (unaudited)   (audited)    (unaudited)
 Assets:
  Cash and cash equivalents                                 $ 468,664    $ 437,831     $ 320,437
  Investment securities                                       957,632    1,007,954       819,957
  Farmer Mac guaranteed securities                          1,618,934    1,690,376     1,711,183
  Loans                                                       309,894      201,812        12,407
  Financial derivatives                                           317           15           593
  Interest receivable                                          36,116       56,253        33,570
  Guarantee fees receivable                                     3,719        6,004         3,055
  Prepaid expenses and other assets                            18,711       16,963        14,856
                                                         -------------------------- -------------
   Total assets                                           $ 3,413,987  $ 3,417,208   $ 2,916,058
                                                         -------------------------- -------------
 Liabilities and stockholders' equity:
  Notes payable:
   Due within one year                                    $ 2,320,958  $ 2,233,267   $ 2,024,233
   Due after one year                                         890,702      968,463       715,901
                                                         -------------------------- -------------
    Total notes payable                                     3,211,660    3,201,730     2,740,134
  Financial derivatives                                        14,765       20,762        19,610
  Accrued interest payable                                     22,701       26,358        15,706
  Accounts payable and accrued expenses                        10,452       18,037        12,417
  Reserve for losses                                           17,017       15,884        12,386
                                                         -------------------------- -------------
   Total liabilities                                        3,276,595    3,282,771     2,800,253
  Stockholders' equity                                        137,392      134,437       115,805
                                                         -------------------------- -------------
   Total liabilities and stockholders' equity              $3,413,987  $ 3,417,208   $ 2,916,058
                                                         -------------------------- -------------





                         Federal Agricultural Mortgage Corporation
                           Consolidated Statements of Operations
                         (in thousands, except per share amounts)

                                                                 Quarter Ended
                                                      ------------------------------------
                                                         March 31,  December 31, March 31,
                                                           2002        2001        2001
                                                      ------------------------------------
                                                        (unaudited) (unaudited) (unaudited)
 Interest income:
  Investments and cash equivalents                       $ 10,327    $ 11,494    $ 21,088
  Farmer Mac guaranteed securities                         23,018      25,234      28,740
  Loans                                                     3,799       2,525         603
                                                      ------------------------------------
 Total interest income                                      37,144      39,253      50,431
 Interest expense                                           29,674      32,056      44,978
                                                      ------------------------------------
 Net interest income                                        7,470       7,197       5,453
 Gains/(Losses) on financial derivatives
 and trading assets                                           224         317        (589)
 Other income:
  Guarantee fees                                            4,567       4,534       3,428
  Miscellaneous                                               391         140         166
                                                      ------------------------------------
 Total other income                                         4,958       4,674       3,594
                                                      ------------------------------------
 Total revenues                                            12,652      12,188       8,458
 Expenses:
  Compensation and employee benefits                        1,255       1,454       1,237
  Regulatory fees                                             197          23         223
  General and administrative                                1,096         957       1,145
                                                      ------------------------------------
 Total operating expenses                                   2,548       2,434       2,605
  Provision for losses                                      2,016       1,986       1,383
                                                      ------------------------------------
 Total expenses                                             4,564       4,420       3,988
                                                      ------------------------------------
 Income before income taxes                                 8,088       7,768       4,470
 Income tax provision                                       2,505       2,287       1,588
                                                      ------------------------------------
 Net income before cumulative effect                        5,583       5,481       2,882
 of change in accounting principles and
 extraordinary item
 Cumulative effect of change
 in accounting principles, net of tax                           -           -        (726)
 Extraordinary gain, net of tax                             1,619           -           -
                                                      ------------------------------------
 Net income                                               $ 7,202     $ 5,481     $ 2,156
                                                      ------------------------------------
 Earnings per share:
    Basic earnings per share                               $ 0.62      $ 0.48      $ 0.19
    Diluted earnings per share                             $ 0.59      $ 0.46      $ 0.18
 Earnings per share excluding cumulative
 effect of change in accounting principles
 and extraordinary item:
    Basic earnings per share                               $ 0.48      $ 0.48      $ 0.26
    Diluted earnings per share                             $ 0.46      $ 0.46      $ 0.25
 Operating earnings per share:*
    Basic earnings per share                               $ 0.46      $ 0.45      $ 0.28
    Diluted earnings per share                             $ 0.44      $ 0.43      $ 0.27

 *  operating earnings per share excludes the effects of FAS 133 and extraordinary item



                    Federal Agricultural Mortgage Corporation
                            Supplemental Information


     The following tables present quarterly and annual information regarding loan purchases and guarantees, outstanding guarantees and delinquencies.

                       Farmer Mac Purchases and Guarantees
--------------------------------------------------------------------------------
                             Farmer Mac I
                        -----------------------
                          Loans
                         & AMBS         LTSPC      Farmer Mac II     Total
                        ---------    ----------   --------------- -----------
                                          (in thousands)
For the quarter ended:
  March 31, 2002        $ 74,875     $ 338,821       $ 39,154     $ 452,850
  December 31, 2001       62,953       237,140         39,564       339,657
  September 30, 2001      69,561       246,472         42,396       358,429
  June 30, 2001           85,439       499,508         57,012       641,959
  March 31, 2001          48,600        49,695         47,707       146,002
  December 31, 2000       45,727       180,502         36,029       262,258
  September 30, 2000     292,658       158,291         40,036       490,985
  June 30, 2000           45,578        34,409         94,870       174,857
  March 31, 2000          58,283             -         22,570        80,853

For the year ended:

  December 31, 2001      266,553     1,032,815        186,679     1,486,047
  December 31, 2000      442,246       373,202        193,505     1,008,953





                                                        Outstanding Guarantees(1)
------------------------------------------------------------------------------------------------------------------

                                             Farmer Mac I
                             -----------------------------------------
                                     Post-1996 Act
                            ---------------------------
                                Loans &                                                                Held in
                                AMBS(2)         LTSPC     Pre-1996 Act   Farmer Mac II    Total      Portfolio(3)
                            -------------  ------------- -------------- --------------- --------- ----------------
                                                                (in thousands)
 As of:
  March 31, 2002            $ 1,655,485     $ 2,126,485     $ 41,414     $ 592,836    $ 4,416,220    $ 1,899,484
  December 31, 2001           1,658,716       1,884,260       48,979       595,156      4,187,111      1,857,232
  September 30, 2001          1,605,160       1,731,861       58,813       608,944      4,004,778      1,804,391
  June 30, 2001               1,572,800       1,537,061       65,709       579,251      3,754,821      1,763,676
  March 31, 2001              1,466,443       1,083,528       72,646       549,003      3,171,620      1,648,896
  December 31, 2000           1,615,914         862,804       83,513       517,703      3,079,934      1,581,905
  September 30, 2000          1,621,516         707,850       92,536       491,820      2,913,722      1,571,315
  June 30, 2000               1,354,623         575,143      100,414       467,352      2,497,532      1,292,359
  March 31, 2000              1,310,710         551,423      107,403       387,992      2,357,528      1,268,889
  December 31, 1999           1,266,522         575,097      118,214       383,266      2,343,099      1,237,623




                                Farmer Mac I Delinquencies(4)
-----------------------------------------------------------------------------------------
                                                           Distribution of Post-1996
                       Post-1996   Pre-1996                    Act Delinquencies -
As of:                    Act        Act       Total         UPB as of Mar. 31, 2002
                  --------------------------  --------  ---------------------------------
                                                        (by original loan-to-value ratio)
  March 31, 2002         2.32%      5.83%      2.37%           0.00% to 40.00%     8%
  December 31, 2001      1.70%      7.00%      1.79%          40.01% to 50.00%    13%
  September 30, 2001     2.16%      4.66%      2.21%          50.01% to 60.00%    36%
  June 30, 2001          1.72%      3.69%      1.77%          60.01% to 70.00%    41%
  March 31, 2001         2.62%      5.83%      2.72%          70.01% to 80.00%     2%
  December 31, 2000      1.25%      6.49%      1.44%                            -------
  September 30, 2000     1.80%      5.55%      1.96%                     Total   100%
  June 30, 2000          1.25%      4.12%      1.41%                            -------
  March 31, 2000         1.45%      4.89%      1.65%

(1) Pre-1996 Act loans back securities that are supported by unguaranteed subordinated interests representing approximately 10 percent of the balance of the loans. Farmer Mac assumes 100 percent of the credit risk on post-1996 Act loans. Farmer Mac II loans are guaranteed by the U.S. Department of Agriculture.
(2)  Periods prior to June 30, 2001 include only AMBS.
(3)  Included in total outstanding guarantees.
(4)  Includes loans 90 days or more past due, in foreclosure or in bankruptcy.
